Calculation of Filing Fee Tables
S-3
Weatherford International plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, nominal value of $0.001 per share	Other	357,159	$ 90.245	$ 32,231,813.96	0.0001381	$ 4,451.21
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 32,231,813.96		$ 4,451.21
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,451.21
Offering Note
[1]	(Note 1) "Amount Registered": Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant's Registration Statement on Form S-3ASR (Registration No. 333-288045) (the "Registration Statement") also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. "Proposed Maximum Offering Price Per Unit": Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of registrant's ordinary shares as reported on the Nasdaq Global Select Market on August 27, 2026. "Amount of Registration Fee": Calculated in accordance with Rule 457(r) under the Securities Act and represents deferred payment of the registration fees in connection with the Registration Statement paid herewith. (Note 2) The "Maximum Aggregate Offering Price" of the securities to which the prospectus supplement relates is $32,231,813.96. The prospectus supplement is a final prospectus for the related offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date